Second Amendment to Note Purchase Agreement

      This Second Amendment to Note Purchase Agreement, dated as of November 13, 1995 (this "Amendment"), is made between John Hancock Mutual Life Insurance Company ("Purchaser") and Maui Land & Pineapple Company, Inc., a Hawaii corporation ("Company").

      WHEREAS, Company and Purchaser are parties to that certain
Note Purchase Agreement dated as of September 9, 1993, as amended by that certain First Amendment to Note Purchase Agreement dated as of March 30, 1994 (the "Note Purchase Agreement"); and

      WHEREAS, Company has requested that certain provisions of the Note Purchase Agreement be amended as set forth below; and

      WHEREAS, subject to the fulfillment of certain conditions, Purchaser is willing so to amend the Note Purchase Agreement;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, Company and Purchaser hereby agree as follows:

Section 1. Definitions

      Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Note Purchase Agreement.

Section 2. Amendment

      Subject to the terms and conditions set forth below, the Note Purchase Agreement is hereby amended, effective September 29, 1995, by deleting the definition of "Net Worth" in Section
11.1 and inserting the following definition in its place:

      "Net Worth" shall mean, with respect to any Person, on the date such determination is to be made, the sum of Assets less Liabilities, provided, however, that in determining the Net Worth of Company and its Subsidiaries, the amount of non-cash losses incurred by Company and its Subsidiaries (without duplication) from their partnership interest in Kaptel Associates between January 1, 1995 and December 31, 1995 shall be added to the amount of Net Worth as determined above.

Section 3. Conditions

      The amendment contained in Section 2 shall not be deemed to be of any force or effect unless and until the following conditions have been satisfied:

      3.1 Representations and Warranties. All of the representations and warranties contained in Section 5 hereof are complete and accurate in all material respects as of the date hereof.

      3.2 Guarantor Consents. Each of the Persons which executed the Guaranty shall have executed a consent, in form and substance satisfactory to Purchaser, in which each such Person consents to this Amendment and confirms the effectiveness of the Guaranty.

Section 4. Termination

      This Amendment shall terminate, and no agreements provided for herein shall have any force or effect, if all of the conditions set forth in Section 3 hereof are not satisfied on or before November 17, 1995.

Section 5. Representations and Warranties

      Company hereby represents and warrants to Purchaser that as of the date hereof (and all such representations and warranties shall survive the execution and delivery of this Amendment and any investigation thereof by Purchaser):

      5.1 Representations and Warranties; No Defaults. All of the representations and warranties of Company set forth in the Note Purchase Agreement are true and correct as of the date hereof and, after giving effect to this Amendment, no Event of Default or Unmatured Event of Default under the Note Purchase Agreement has occurred and is continuing.

      5.2 Authorization. The execution, delivery and performance of this Amendment by Company is within its corporate powers and has been duly authorized by all necessary corporate action.

      5.3 Valid and Binding Obligation. This Amendment has been duly executed by Company and constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

      5.4 No Conflicts. The execution, delivery and performance by Company of this Amendment will not (i) violate any provision of any statute, regulation, ordinance, order, injunction, decree or other requirement of any governmental legislative, administrative or judicial body or agency, (ii)violate any provision of Company's articles of incorporation or bylaws,
(iii)cause or result in a default under or breach of any agreement, bond, note or indenture to which Company is a party or by which it or any of its properties or assets is or may be affected, or (iv)result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets owned or used by Company in the conduct of its business.

      5.5 No Material Adverse Change. Since the date of the latest financial statements of Company delivered to Purchaser under the Note Purchase Agreement, no event has occurred involving a Material Adverse Change.

      5.6 No Fee, etc. No fee or other consideration of any type is being paid by Company or any of its Subsidiaries to any other Person in connection' with the amendment or waiver of its agreements with such Person to reflect the change in definition of Net Worth reflected herein or substantially reflected herein.

Section 6. Miscellaneous

      6.1 Effect on Note Purchase Agreement. Except as expressly amended hereby, all of the terms and conditions of the Note Purchase Agreement are hereby ratified and confirmed in their entirety and shall continue in full force and effect. Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Purchaser under the Note Purchase Agreement or any of the Notes. On and after the date hereof. each reference in the Note Purchase Agreement to this "Agreement," "hereunder," "hereof," "herein" or words of like import. and each reference in the Guaranty or any of the Notes to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as amended hereby.

      6.2 Headings. All titles and section headings used in this Amendment are used for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof.

      6.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Hawaii applicable to contracts made and to be performed in Hawaii.

      6.4 Counterparts. This Amendment may be executed in multiple identical counterparts, and by the parties hereto in separate counterparts. each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to Note Purchase Agreement as of the date first set forth above.

                         MAUI LAND & PINEAPPLE COMPANY ,INC.

                         By:  /S/ PAUL J. MEYER
                               Name:  Paul J. Meyer
                               Title:  Executive Vice President/Finance

                         JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                         By:  /S/ DANA DONOVAN
                               Name:  Dana Donovan
                               Title: Senior Investment Officer